UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

NCI, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2010, NCI, Inc. (the “Company”), entered into the Fourth Amendment to its Loan and Security Agreement with SunTrust Bank, which acted as administrative agent for the lenders, and SunTrust Bank, Citizens Bank of Pennsylvania, and Branch Banking and Trust Company as the lenders, to allow the Company to redeem or repurchase shares of its outstanding common stock in an aggregate amount not to exceed $25.0 million (the “Fourth Amendment,” and together with the Loan and Security Agreement, as amended (the “Loan and Security Agreement”).

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 10.1	Fourth Amendment to Loan and Security Agreement, dated November 1, 2010 by and among, NCI, Inc., as the Parent Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to the agreement, and SunTrust Bank as the Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: November 2, 2010	By:	/s/ Judith L. Bjornaas
Judith L. Bjornaas
Executive Vice President and Chief Financial Officer